SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – May 19, 2011

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24341	54-1865271
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Atrium Way, suite 265 Mt. Laurel NJ	08054
(Address of Principal Executive Offices)	(Zip Code)

(856)-273-6980

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 19, 2011, the Company held its annual meeting of stockholders to (i) elect seven members of the board of directors, (ii) ratify Ernst & Young as the Company’s independent public auditors for the year ending December 31, 2011, (iii) approve, through a non-binding advisory vote, the compensation paid to the Company’s named executive officers, (iv) approve, through a non-binding advisory vote, the frequency of the non-binding vote on the compensation paid to the Company’s named executive officers, and (v) approve a shareholder proposal regarding the adoption of a simple majority vote.

The following is a summary of the voting results for each matter presented to our stockholders:

Proposal 1: Our stockholders elected William V. Carey, David Bailey, N. Scott Fine, Marek Forysiak, Robert Koch, Markus Sieger and William Shanahan to be directors of the Company.

	For	Withheld	Abstain	Broker Non-Vote
William V. Carey	36,446,430	3,644,691	-	-
David Bailey	38,959,602	1,131,519	-	-
Markus Sieger	39,438,621	652,500	-	-
Marek Forysiak	37,265,189	2,825,932	-	-
Robert Koch	36,729,768	3,361,353	-	-
William Shanahan	36,646,454	3,444,667	-	-
N. Scott Fine	39,425,387	665,734	-	-

Proposal 2: Our stockholders ratified the appointment of Ernest & Young as our independent public auditor for the year ending December 31, 2011.

For	Against	Abstain	Broker Non-Vote
45,651,498	93,563	150,529	-

Proposal 3: Our stockholders approved, through a non-binding advisory vote, the compensation paid to the Company’s named executive officers.

For	Against	Abstain	Broker Non-Vote
29,477,321	2,985,013	7,628,786	5,804,470

Proposal 4: Our stockholders approved, through a non-binding advisory vote, the frequency of the non-binding vote on the compensation paid to the Company’s named executive officers.

For One Year	For Two Years	For Three Years	Abstain	Broker Non-Vote
27,916,263	146,317	7,298,200	4,730,341	5,804,469

Proposal 5: Our stockholders approved a shareholder proposal regarding adoption of a simple majority vote.

For	Against	Abstain	Broker Non-Vote
20,001,509	19,957,276	132,336	5,804,469

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Central European Distribution Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

By:	/s/ Christopher Biedermann
Christopher Biedermann
Vice President, Chief Financial Officer

Date: May 20, 2011